Exhibit 99.2

July 30, 2014

The Carlyle Group Announces Second Quarter 2014 Financial Results

—	$324 million of Distributable Earnings on a pre-tax basis in Q2 2014 and $1.0 billion over last twelve months; $0.93 per common unit on a post-tax basis in Q2 2014

—	Economic Net Income of $318 million on a pre-tax basis and $0.73 per Adjusted Unit on a post-tax basis, supported by 5% carry fund portfolio appreciation in Q2 2014

—	$7.4 billion in new capital raised in Q2 2014 and $23.1 billion raised over the last twelve months

—	$6.5 billion in realized proceeds in Q2 2014 and $18.9 billion realized over the last twelve months

—	$3.4 billion in equity invested in Q2 2014, and $8.6 billion invested over the last twelve months

—	Declared quarterly distribution of $0.16 per common unit for Q2 2014 for an aggregate distribution of $0.32 for the first two quarters of 2014

—	U.S. GAAP net income attributable to The Carlyle Group L.P. of $20 million, or $0.27 per common unit on a diluted basis, in Q2 2014

Washington, DC – Global alternative asset manager The Carlyle Group L.P. (NASDAQ: CG) today reported its unaudited results for the second quarter of 2014, which ended on June 30, 2014.

Carlyle Co-CEO David M. Rubenstein said, “Carlyle raised a significant amount of capital in the second quarter. Our track record, combined with increased demand for alternative investment strategies from large limited partners, led to substantial new fund commitments. Fundraising in our Real Assets segment was particularly strong this quarter.”

Carlyle Co-CEO William E. Conway, Jr. said, “While Carlyle funds continue to produce strong returns for our fund investors, the big story is the strong performance of our European private equity businesses. Carlyle Europe Partners III has appreciated 47% over the past year and has begun generating substantial realized performance fees, further diversifying the composition of Carlyle’s earnings. Our European technology funds are also performing exceptionally well.”

U.S. GAAP results for Q2 2014 included income before provision for income taxes of $541 million and net income attributable to the common unitholders through The Carlyle Group L.P. of $20 million, or net income per common unit of $0.27 on a diluted basis. Total balance sheet assets were $37.5 billion as of June 30, 2014.

Second Quarter Distribution

The Board of Directors has declared a quarterly distribution of $0.16 per common unit to holders of record at the close of business on August 11, 2014, payable on August 22, 2014.

The Carlyle Group Distribution Policy

As further discussed in its Annual Report on Form 10-K and Quarterly Reports on Form 10-Q, Carlyle currently anticipates that it will cause Carlyle Holdings to make quarterly distributions to its partners, including The Carlyle Group L.P.’s wholly owned subsidiaries, that will enable The Carlyle Group L.P. to pay a quarterly distribution of $0.16 per common unit for each of the first three quarters of each year, and, for the fourth quarter of each year, to pay a distribution of at least $0.16 per common unit, that, taken together with the prior quarterly distributions in respect of that year, represents its share, net of taxes and amounts payable under the tax receivable agreement, of Carlyle’s Distributable Earnings in excess of the amount determined by the General Partner to be necessary or appropriate to provide for the conduct of its business, to make appropriate investments in its business and its funds or to comply with applicable law or any of its financing agreements. Carlyle anticipates that the aggregate amount of its distributions for most years will be less than its Distributable Earnings for that year due to these funding requirements. The declaration and payment of any distributions is at the sole discretion of the General Partner, which may change the distribution policy at any time.

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The Carlyle Engine

Carlyle evaluates the underlying performance of its business on four key metrics known as the Carlyle Engine: funds raised, equity invested, carry fund returns and realized proceeds for fund investors. The table below highlights the results of these metrics for Q2 2014, year-to-date (YTD) and for the last twelve months (LTM)1.

Note: Equity Invested and Realized Proceeds reflect carry funds only.

During Q2 2014, within its carry funds, Carlyle generated realized proceeds of $6.5 billion from 142 different investments across 36 carry funds. Carlyle deployed $3.4 billion of equity in 74 new or follow-on investments across 20 carry funds. On an LTM basis, Carlyle realized proceeds of $18.9 billion and invested $8.6 billion.

Segment	Realized Proceeds			Equity Invested
	# of Investments	# of Funds	$ millions	# of Investments	# of Funds	$ millions
Corporate Private Equity	43	18	$4,605	17	8	$2,811
Global Market Strategies	28	5	$68	3	2	$154
Real Assets	74	13	$1,785	55	10	$405

Carlyle	142	36	$6,458	74	20	$3,369

Corporate Private Equity	64	22	$6,816	29	15	$3,692
Global Market Strategies	35	6	$168	6	3	$208
Real Assets	98	15	$2,549	78	12	$615

Carlyle	191	43	$9,532	112	30	$4,515

Note: The columns may not sum as some investments cross segment lines, but are only counted one time for Carlyle results.

1 LTM, or last twelve months, refers to the period Q3 2013 through Q2 2014. Prior LTM, or the prior rolling twelve month period, refers to the period Q3 2012 through Q2 2013.

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Carlyle All Segment Results

—	Distributable Earnings (DE): $324 million for Q2 2014 and $1.0 billion on an LTM basis

o	Distributable Earnings were $1,013 million on an LTM basis, 39% higher than the prior rolling twelve month period. On a post-tax basis, Carlyle generated DE of $0.93 per common unit for Q2 2014.

o	Fee-Related Earnings were $80 million for Q2 2014 and increased from $31 million in Q2 2013 due to higher management and transaction fees, partially offset by higher compensation expense. Fee-Related Earnings were $200 million on an LTM basis, 17% higher than the prior rolling twelve month period. FRE for Q2 2014 was positively impacted by $30 million in net transaction fees and $25 million in catch up management fee revenue.

o	Realized Net Performance Fees were $232 million for Q2 2014, compared to $118 million in Q2 2013. For Q2 2014, Realized Net Performance Fees were positively impacted by exits in Allison Transmission, Booz Allen, CommScope and Sermeta, among others. Realized Net Performance Fees were $791 million on an LTM basis, 46% higher than the prior rolling twelve month period. Some of the Q2 2014 exits accelerated from activity expected to occur later in the year, given a strong equity market backdrop.

o	Realized Investment Income was $12 million in Q2 2014, driven by gains on certain international real estate investments.

—	Economic Net Income (ENI): $318 million for Q2 2014 and $1.4 billion on an LTM basis

o	Economic Net Income was $1,410 million on an LTM basis, 48% higher than the prior rolling twelve month period. On a post-tax basis, Carlyle generated $0.73 in ENI per Adjusted Unit for Q2 2014. The ENI tax provision was $81 million in Q2 2014, with the increased level of tax in the quarter driven by higher unrealized carry at AlpInvest, as well as the impact of a realized gain on a real estate investment.

o	Q2 2014 ENI was positively impacted by appreciation of 5% in Carlyle’s carry fund portfolio. Corporate Private Equity carry funds appreciated 5%, Global Market Strategies carry funds appreciated 12% and Real Assets carry funds appreciated 3% compared to the end of Q1 2014. Carry fund appreciation was 20% on an LTM basis.

The Carlyle Group L.P. - All Segments	Period					LTM	% Change

$ in millions, except per unit data and where noted	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 13-Q2 14	QoQ	YoY	LTM

Revenues	508	615	1,394	897	900	3,805	0%	77%	55%
Expenses	352	420	818	575	582	2,395	1%	65%	60%
Economic Net Income	156	195	576	322	318	1,410	(1%)	104%	48%

Fee-Related Earnings	31	44	39	37	80	200	116%	162%	17%

Net Performance Fees	123	157	592	307	262	1,317	(15%)	114%	70%

Realized Net Performance Fees	118	61	357	141	232	791	65%	97%	46%

Distributable Earnings	163	105	401	183	324	1,013	77%	99%	39%

Distributable Earnings per common unit (after taxes)	$0.53	$0.32	$1.18	$0.52	$0.93
Distribution per common unit	$0.16	$0.16	$1.40	$0.16	$0.16
Total Assets Under Management ($ in billions)	180.4	185.0	188.8	198.9	202.7		2%	12%	12%
Fee-Earning Assets Under Management ($ in billions)	132.0	137.9	139.9	142.1	145.6		3%	10%	10%

Note: Totals may not sum due to rounding.

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Assets Under Management and Remaining Fair Value of Capital

—	Total Assets Under Management: $202.7 billion as of Q2 2014 (+12% LTM)

o	Major drivers of change versus Q1 2014: Market Appreciation (+$7.5 billion), new capital commitments (+$5.4 billion), changes in CLO/other structured products par value (+$0.9 billion), offset by net distributions (-$10.2 billion).

o	Total Dry Powder of $56.3 billion as of Q2 2014, comprised of $23.3 billion in Corporate Private Equity, $1.4 billion in Global Market Strategies, $12.3 billion in Real Assets and $19.3 billion in Solutions.

—	Fee-Earning Assets Under Management: $145.6 billion as of Q2 2014 (+10% LTM)

o	Major drivers of change versus Q1 2014: inflows including commitments (+$7.8 billion), changes in CLO/other structured products par value (+$0.6 billion), net subscriptions (+$0.3 billion) and market appreciation (+$0.2 billion), partially offset by net distributions and outflows (-$5.2 billion).

o	Since the end of Q1 2014, Fee-Earning AUM was positively impacted by the addition of new commitments in Carlyle’s latest vintage Europe, Asia, and financial services buyout funds, our new international energy fund and our latest vintage U.S. real estate fund, in addition to other fundraising activity across the Carlyle platform.

—	Remaining Fair Value of Capital (carry funds only) as of Q2 2014: $63.7 billion

o	Current Multiple of Invested Capital (MOIC) of remaining fair value of capital: 1.3x.

o	Remaining fair value of capital in the ground in investments made in 2009 or earlier: 35% of total fair value.

o	AUM in-carry ratio as of the end of Q2 2014: 68%.

(1) Fair value of remaining carry fund capital in the ground, by vintage. Totals may not sum due to rounding.

Data as of June 30, 2014

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Non-GAAP Operating Results

Carlyle’s non-GAAP results for Q2 2014 are provided in the table below:

Carlyle Group Summary
$ in millions, except unit and per unit amounts

Economic Net income	Q2 2014

Economic Net Income (pre-tax)	$317.7
Less: Provision for income taxes (1)	81.1

Economic Net Income, After Taxes	$236.6

Adjusted Units (in millions) (2)	323.3

Economic Net Income, After Taxes per Adjusted Unit	$0.73

Distributable Earnings

Distributable Earnings	$323.6
Less: Estimated foreign, state, and local taxes (3)	24.1

Distributable Earnings, After Taxes	$299.5

Allocating Distributable Earnings for only public unitholders of The Carlyle Group L.P.

Distributable Earnings to The Carlyle Group L.P.	$63.4
Less: Estimated current corporate income taxes (4)	1.0

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$62.4

Units in public float (in millions)(5)	67.4

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding	$0.93

(1) Represents the implied provision for income taxes that was calculated using a similar methodology applied in calculating the tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(2) For information regarding our calculation of Adjusted Units, please see page 29.

(3) Represents the implied provision for current income taxes that was calculated using a similar methodology applied in calculating the current tax provision for The Carlyle Group L.P., without any reduction for noncontrolling interests.

(4) Represents current corporate income taxes payable upon distributable earnings allocated to Carlyle Holdings I GP Inc. and estimated current Tax Receivable Agreement payments owed.

(5) Includes 427,318 common units to be issued in August 2014 in connection with the vesting of deferred restricted common units. These newly issued units are included in this calculation because they will participate in the unitholder distribution that will be paid in August 2014.

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Corporate Private Equity (CPE)

—	Distributable Earnings (DE): $262 million for Q2 2014 and $750 million on an LTM basis, 80% higher than the prior LTM. The following components impacted DE in Q2 2014:

o	Fee-Related Earnings were $45 million in Q2 2014 and $69 million on an LTM basis, compared to ($4) million in Q2 2013, with the increase driven by management fees from higher Fee-Earning Assets Under Management, $30 million in transaction fees net of management fee offsets to our fund investors, and $18 million in catch up fee revenue largely associated with fundraising in our latest vintage financial services fund and our regional buyout funds.

o	Realized Net Performance Fees were $215 million for Q2 2014 and $665 million on an LTM basis, compared to $86 million for Q2 2013. Carlyle Partners IV and Carlyle Partners V continued to generate the majority of CPE’s realized net performance fee revenue while Carlyle Europe Partners III began to generate realized performance fees with contributions of $44 million in realized net performance fees across three realization events in Q2 2014, which equates to 10% of the gains associated with each transaction.

—	Economic Net Income (ENI): $208 million for Q2 2014 and $1.2 billion on an LTM basis, 82% higher than the prior LTM.

o	CPE carry fund valuations increased 5% in Q2 2014 and 29% on an LTM basis, in line with an increase of 5% in Q2 2013.

o	Net Performance Fees of $167 million for Q2 2014 and $1,095 million on an LTM basis, compared to $109 million for Q2 2013.

—	Total Assets Under Management (AUM): $64.5 billion as of Q2 2014 (+11% LTM)

o	Funds Raised in Q2 2014 of $2.7 billion were largely driven by additional closings of our latest vintage financial services, Asia and Europe buyout funds and the first close in our Europe technology fund.

o	Fee-Earning Assets Under Management were $43.0 billion as of Q2 2014, up 12% from $38.5 billion as of Q2 2013, with the increase driven by $9.5 billion in inflows, partially offset by $5.3 billion in outflows, including distributions and basis step downs.

Corporate Private Equity	Period					LTM	% Change

$ in millions, except where noted	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 13 - Q2 14	QoQ	YoY	LTM

Economic Net Income	106	159	549	258	208	1,174	(20%)	95%	82%

Fee-Related Earnings	(4)	8	4	12	45	69	262%	NM	95%

Net Performance Fees	109	147	535	246	167	1,095	(32%)	54%	82%

Realized Net Performance Fees	86	45	271	133	215	665	61%	149%	76%

Distributable Earnings	84	54	286	148	262	750	78%	213%	80%

Total Assets Under Management ($ in billions)	57.9	62.2	64.9	64.5	64.5		0%	11%
Fee-Earning Assets Under Management ($ in billions)	38.5	41.9	43.0	42.9	43.0		0%	12%

Note: Totals may not sum due to rounding.

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Global Market Strategies (GMS)

Note: Funds Raised excludes acquisitions, but includes hedge funds and CLOs/other structured products. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $22 million for Q2 2014 and $171 million on an LTM basis, 15% lower than the prior LTM. The following components impacted DE in Q2 2014:

o	Fee-Related Earnings were $17 million in Q2 2014 and $72 million on an LTM basis, compared to $23 million in Q2 2013. The decline in Q2 2014 was driven primarily by higher catch up management fee revenue in Q2 2013, the mix of Assets Under Management and higher expenses from growth initiatives.

o	Realized Net Performance Fees were $4 million for Q2 2014 and $93 million on an LTM basis, compared to $11 million for Q2 2013, with the decline primarily driven by lower realizations in funds generating realized performance fees.

o	Realized Investment Income was $1 million for Q2 2014 and $6 million on an LTM basis.

—	Economic Net Income (ENI): $44 million for Q2 2014 and $177 million on an LTM basis, 28% lower than the prior LTM

o	GMS carry fund valuations increased 12% in Q2 2014, compared with 8% appreciation in Q2 2013. The asset-weighted hedge fund performance of our reported funds was 0.2% in Q2 2014.

o	Net Performance Fees of $28 million for Q2 2014 and $99 million on an LTM basis, compared to $25 million for Q2 2013.

—	Total Assets Under Management (AUM): $38.2 billion as of Q2 2014 (+10% LTM)

o	Fee-Earning AUM of $35.4 billion increased 7% versus Q2 2013.

o	Total hedge fund AUM ended Q2 2014 at $15.0 billion.

o	GMS carry fund AUM ended Q2 2014 at $4.0 billion.

o	Total structured credit/other structured products AUM ended Q2 2014 at $18.6 billion.

o	Total business development company AUM ended Q2 2014 at $0.6 billion.

Global Market Strategies	Period					LTM	% Change

$ in millions, except where noted	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 13 - Q2 14	QoQ	YoY	LTM

Economic Net Income	47	10	67	56	44	177	(21%)	(6%)	(28%)

Fee-Related Earnings	23	17	21	17	17	72	2%	(26%)	(29%)

Net Performance Fees	25	(12)	43	39	28	99	(28%)	15%	(23%)

Realized Net Performance Fees	11	5	79	5	4	93	(7%)	(63%)	21%

Distributable Earnings	46	24	102	22	22	171	0%	(52%)	(15%)

Total Assets Under Management ($ in billions)	34.7	35.4	35.5	36.5	38.2		5%	10%

Fee-Earning Assets Under Management ($ in billions)	33.1	33.7	33.4	34.3	35.4		3%	7%

Funds Raised, excluding hedge funds ($ in billions)	1.5	1.1	0.7	1.5	1.7	5.1	8%	10%
Hedge Fund Net Inflows ($ in billions)	0.9	0.4	(0.2)	0.3	0.5	1.0	82%	(42%)

Note: Totals may not sum due to rounding. Funds Raised excludes the impact of acquisitions.

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Real Assets (RA)

Note: Funds Raised excludes acquisitions. Equity Invested and Realized Proceeds are for carry funds only.

—	Distributable Earnings (DE): $26 million for Q2 2014 and $37 million on an LTM basis, 59% lower than the prior LTM. The following components impacted DE in Q2 2014:

o	Fee-Related Earnings were $9 million in Q2 2014 and $19 million on an LTM basis, compared to $6 million in Q2 2013. The increase is attributable to higher management fees from our international energy fund and our latest vintage U.S. real estate fund, partially offset by increased fundraising costs.

o	Realized Net Performance Fees were $9 million for Q2 2014 and $19 million on an LTM basis, compared to $19 million for Q2 2013. Separately, on July 1, 2014, Carlyle paid $61 million to exercise its option to acquire an allocation of income equal to 40% of the carried interest in NGP Fund X, which is expected to impact Carlyle’s Distributable Earnings upon future carried interest generating exit activities in that fund.

o	Realized Investment Income was $8 million during Q2 2014, largely attributable to a realized gain on a European real estate investment, partially offset by losses on Urbplan.

—	Economic Net Income/(Loss) (ENI): $23 million for Q2 2014 and ($59) million on an LTM basis, compared to $26 million in the prior LTM.

o	Real Asset carry fund valuations appreciated 3% in Q2 2014, compared to (2)% in Q2 2013.

o	Net Performance Fees of $33 million for Q2 2014 and $45 million on an LTM basis, compared to ($17) million for Q2 2013.

o	Unrealized investment losses of ($22) million for Q2 2014 were primarily attributable to unrealized losses in Urbplan and European real estate investments.

—	Total Assets Under Management (AUM): $43.3 billion as of Q2 2014 (+9% LTM)

o	Funds Raised in Q2 2014 of $2.7 billion were driven largely by closings in our latest vintage U.S. real estate funds and new international energy fund, as well as NGP’s new agribusiness fund and latest vintage energy fund.

o	Fee-Earning AUM of $27.9 billion was 3% lower versus Q2 2013.

Real Assets	Period					LTM	% Change

$ in millions, except where noted	Q2 2013	Q3 2013	Q4 2013	Q1 2014	Q2 2014	Q3 13 - Q2 14	QoQ	YoY	LTM

Economic Net Income (Loss)	(11)	0	(65)	(17)	23	(59)	NM	NM	NM

Fee-Related Earnings	6	7	3	(0)	9	19	NM	65%	15%

Net Performance Fees	(17)	10	(3)	6	33	45	451%	NM	66%

Realized Net Performance Fees	19	9	1	0	9	19	NM	(53%)	(78%)

Distributable Earnings	25	12	(2)	2	26	37	1205%	4%	(59%)

Total Assets Under Management ($ in billions)	39.8	39.0	38.7	40.7	43.3		6%	9%
Fee-Earning Assets Under Management ($ in billions)	28.7	28.5	28.4	27.4	27.9		2%	(3%)

Note: Totals may not sum due to rounding.

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Solutions

—	Distributable Earnings (DE): $13 million for Q2 2014 and $55 million on an LTM basis, 166% higher than the prior LTM.

o	Fee-Related Earnings were $9 million for Q2 2014 and $41 million on an LTM basis, compared to $6 million in Q2 2013, with higher management fees from the recent acquisitions of Diversified Global Asset Management (DGAM) and Metropolitan Real Estate Equity Management (MRE) partially offset by higher expenses associated with those acquisitions.

o	Realized Net Performance Fees were $4 million for Q2 2014 and $15 million on an LTM basis.

—	Economic Net Income (ENI): $43 million for Q2 2014 and $117 million on an LTM basis, compared to $13 million in Q2 2013.

o	Economic Net Income, on an LTM basis, increased 254% over the prior LTM, largely driven by higher performance fees at AlpInvest and the impact of the DGAM and MRE acquisitions.

o	Total performance fees of $130 million and net performance fees of $34 million in Q2 2014 were primarily driven by a 7% appreciation in AlpInvest fund vehicles.

o	ENI generated by AlpInvest led to $27 million in deferred income taxes for Q2 2014 and $35 million on a year-to-date basis.

—	Total Assets Under Management (AUM): $56.7 billion as of Q2 2014 (+18% LTM)

o	The increase in AUM compared to Q2 2013 was driven in part by the acquisitions of DGAM and MRE as well as net capital raised in our AlpInvest fund of funds vehicles and managed accounts.

o	Fee-Earning AUM of $39.4 billion increased 24% versus Q2 2013, with the increase primarily driven by the activation of mandates at AlpInvest and the acquisitions of DGAM and MRE.

Solutions	Period					LTM	% Change

$ in millions, except where noted	Q2 2013	Q3 2013 (1)	Q4 2013 (2)	Q1 2014 (3)	Q2 2014	Q3 13 - Q2 14	QoQ	YoY	LTM

Economic Net Income	13	25	26	24	43	117	79%	230%	254%

Fee-Related Earnings	6	12	10	9	9	41	8%	47%	130%

Net Performance Fees	7	12	16	16	34	79	117%	425%	400%

Realized Net Performance Fees	1	3	5	3	4	15	35%	169%	368%

Distributable Earnings	8	15	15	11	13	55	14%	68%	166%

Total Assets Under Management ($ in billions)	48.0	48.4	49.8	57.2	56.7		(1%)	18%
Fee-Earning Assets Under Management ($ in billions)	31.8	33.7	35.1	37.5	39.4		5%	24%

Note: Totals may not sum due to rounding.

(1) During Q3 2013, Carlyle acquired the remaining 40% ownership interest in AlpInvest. As such, amounts since the acquisition represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in Alpinvest.

(2) During Q4 2013, Carlyle acquired Metropolitan Real Estate Equity Management, LLC (MRE). As such, amounts since the acquisition include the financial results of MRE.

(3) During Q1 2014, Carlyle acquired Diversified Global Asset Management Corporation (DGAM). As such, amounts since the acquisition include the financial results of DGAM.

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Balance Sheet Highlights

The amounts presented below exclude the effect of U.S. GAAP consolidation eliminations on investments and accrued performance fees, as well as cash and debt associated with Carlyle’s consolidated funds. All data is as of June 30, 2014.

—	Cash and Cash Equivalents of $1,296 million.
—	On-balance sheet investments attributable to unitholders of $330 million, excluding the equity investment by Carlyle in NGP Energy Capital Management.
—

Net accrued performance fees attributable to unitholders of $1,973 million. These performance fees are comprised of gross accrued performance fees of $3,872 million less $43 million in accrued giveback obligation and $1,856 million in accrued performance fee compensation and non-controlling interest.

—	Loans payable and senior notes totaling $1,149 million.

Conference Call

Carlyle will host a conference call at 8:30 a.m. EDT on Wednesday, July 30, 2014 to announce and discuss its financial results for the second quarter of 2014.

The call may be accessed by dialing (800) 850-2903 (U.S.) or +1-253-237-1169 (international) and referencing “The Carlyle Group Financial Results Call.” The conference call will be webcast simultaneously via a link on Carlyle’s investor relations website at ir.carlyle.com and an archived replay of the webcast also will be available on the website soon after the live call.

About The Carlyle Group

The Carlyle Group (NASDAQ: CG) is a global alternative asset manager with $203 billion of assets under management across 126 funds and 139 fund of funds vehicles as of June 30, 2014. Carlyle’s purpose is to invest wisely and create value on behalf of its investors, many of whom are public pensions. Carlyle invests across four segments – Corporate Private Equity, Real Assets, Global Market Strategies and Solutions – in Africa, Asia, Australia, Europe, the Middle East, North America and South America. Carlyle has expertise in various industries, including: aerospace, defense & government services, consumer & retail, energy, financial services, healthcare, industrial, real estate, technology & business services, telecommunications & media and transportation. The Carlyle Group employs more than 1,600 people in 40 offices across six continents.

Web: www.carlyle.com

Videos: www.youtube.com/onecarlyle

Tweets: www.twitter.com/onecarlyle

Podcasts: www.carlyle.com/about-carlyle/market-commentary

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Contacts:

Public Market Investor Relations

Daniel Harris

Phone: 212-813-4527

daniel.harris@carlyle.com

Media

Elizabeth Gill

Phone: 202-729-5385

elizabeth.gill@carlyle.com

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Forward Looking Statements

This earnings presentation may contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934. These statements include, but are not limited to, statements related to our expectations regarding the performance of our business, our financial results, our liquidity and capital resources and other non-historical statements. You can identify these forward-looking statements by the use of words such as “outlook,” “believes,” “expects,” “potential,” “continues,” “may,” “will,” “should,” “seeks,” “approximately,” “predicts,” “intends,” “plans,” “estimates,” “anticipates” or the negative version of these words or other comparable words. These statements are subject to risks, uncertainties and assumptions, including those described under the section entitled “Risk Factors” in our Annual Report on Form 10-K for the year ended December 31, 2013 filed with the SEC on February 27, 2014, as such factors may be updated from time to time in our periodic filings with the SEC, which are accessible on the SEC’s website at www.sec.gov. These factors should not be construed as exhaustive and should be read in conjunction with the other cautionary statements that are included in this earnings presentation and in our filings with the SEC. We undertake no obligation to publicly update or review any forward-looking statements, whether as a result of new information, future developments or otherwise, except as required by applicable law.

This earnings presentation does not constitute an offer for any Carlyle fund.

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The Carlyle Group L.P.

GAAP Statement of Operations (Unaudited)

	Three Months Ended		Six Months Ended
	Jun 30, 2014	Jun 30, 2013	Jun 30, 2014	Jun 30, 2013
	(Dollars in millions, except unit and per unit data)
Revenues
Fund management fees	$317.3	$242.2	$577.6	$473.6
Performance fees
Realized	415.6	203.2	667.0	456.0
Unrealized	126.8	55.9	495.9	445.5

Total performance fees	542.4	259.1	1,162.9	901.5
Investment income (loss)
Realized	29.9	12.7	29.9	8.5
Unrealized	(6.2)	(1.7)	(0.1)	2.9

Total investment income (loss)	23.7	11.0	29.8	11.4
Interest and other income	3.7	4.1	7.5	6.5
Interest and other income of Consolidated Funds	243.7	252.9	494.4	521.3
Revenue of a consolidated real estate VIE	8.0	-	14.0	-

Total revenues	1,138.8	769.3	2,286.2	1,914.3

Expenses
Compensation and benefits
Base compensation	220.5	173.6	425.1	352.1
Equity-based compensation	109.0	126.0	183.2	178.3
Performance fee related
Realized	181.2	78.1	289.9	186.8
Unrealized	109.0	66.0	330.6	261.0

Total compensation and benefits	619.7	443.7	1,228.8	978.2
General, administrative and other expenses	118.7	120.3	253.0	231.7
Interest	14.5	11.6	26.7	22.1
Interest and other expenses of Consolidated Funds	252.3	201.7	516.3	451.8
Interest and other expenses of a consolidated real estate VIE	42.0	-	91.2	-
Other non-operating (income) expense	(4.6)	(3.3)	25.6	(5.7)

Total expenses	1,042.6	774.0	2,141.6	1,678.1

Other income
Net investment gains of Consolidated Funds	445.0	290.6	869.0	502.1

Income before provision for income taxes	541.2	285.9	1,013.6	738.3
Provision for income taxes	53.8	16.6	69.8	41.5

Net income	487.4	269.3	943.8	696.8
Net income attributable to non-controlling interests in consolidated entities	369.7	300.0	694.2	468.0

Net income (loss) attributable to Carlyle Holdings	117.7	(30.7)	249.6	$228.8
Net income (loss) attributable to non-controlling interests in Carlyle Holdings	98.2	(27.4)	205.5	198.3

Net income (loss) attributable to The Carlyle Group L.P.	$19.5	$(3.3)	$44.1	$30.5

Net income (loss) attributable to The Carlyle Group L.P. per common unit
Basic (1)	$0.30	$(0.07)	$0.74	$0.69

Diluted (1)	$0.27	$(0.07)	$0.66	$0.61

Weighted-average common units
Basic	65,138,793	45,145,793	58,855,013	44,249,510

Diluted	70,677,702	45,145,793	65,170,359	49,881,397

(1) Excluded from net income attributable to The Carlyle Group L.P. was approximately $0.2 million and $0.8 million that was allocable to participating securities under the two-class method for the three and six months ended June 30, 2014, respectively.

Page  |  14

Total Segment Information (Unaudited)

The following table sets forth information in the format used by management when making resource deployment decisions and in assessing the performance of our segments. The information below is the aggregate results of our four segments.

	Three Months Ended			Twelve Months Ended
	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013
	(Dollars in millions)
Segment Revenues
Fund level fee revenues
Fund management fees	$317.8	$249.9	$287.8	$1,170.3	$972.8
Portfolio advisory fees, net	3.7	5.7	3.8	23.1	17.3
Transaction fees, net	29.5	6.8	3.2	40.2	38.3

Total fee revenues	351.0	262.4	294.8	1,233.6	1,028.4
Performance fees
Realized	410.8	192.6	249.4	1,347.3	918.5
Unrealized	138.3	42.1	355.7	1,273.9	473.1

Total performance fees	549.1	234.7	605.1	2,621.2	1,391.6
Investment income (loss)
Realized	11.5	14.6	5.3	22.1	15.5
Unrealized	(16.2)	(7.7)	(13.2)	(87.2)	(1.4)

Total investment income (loss)	(4.7)	6.9	(7.9)	(65.1)	14.1
Interest and other income	4.7	4.0	4.5	15.7	15.0

Total revenues	900.1	508.0	896.5	3,805.4	2,449.1

Segment Expenses
Compensation and benefits
Direct base compensation	131.2	101.0	126.7	484.9	419.4
Indirect base compensation	47.2	35.0	46.1	177.5	143.8
Equity-based compensation	19.5	4.2	14.0	42.4	8.0
Performance fee related
Realized	178.9	74.8	108.6	556.6	375.6
Unrealized	108.5	37.4	189.9	747.2	242.3

Total compensation and benefits	485.3	252.4	485.3	2,008.6	1,189.1
General, administrative, and other indirect expenses	77.0	82.0	71.7	313.8	256.1
Depreciation and amortization expense	5.6	6.2	5.4	22.8	24.8
Interest expense	14.5	11.6	12.2	50.2	28.7

Total expenses	582.4	352.2	574.6	2,395.4	1,498.7

Economic Net Income	$317.7	$155.8	$321.9	$1,410.0	$950.4

(-) Net Performance Fees	261.7	122.5	306.6	1,317.4	773.7
(-) Investment Income (Loss)	(4.7)	6.9	(7.9)	(65.1)	14.1
(+) Equity-based compensation	19.5	4.2	14.0	42.4	8.0

(=) Fee Related Earnings	$80.2	$30.6	$37.2	$200.1	$170.6

(+) Realized Net Performance Fees	231.9	117.8	140.8	790.7	542.9
(+) Realized Investment Income	11.5	14.6	5.3	22.1	15.5

(=) Distributable Earnings	$323.6	$163.0	$183.3	$1,012.9	$729.0

Page  |  15

Total Segment Information (Unaudited), cont

	Three Months Ended
						Jun 30, 2014 vs.
	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014
	(Dollars in millions)
Economic Net Income, Total Segments
Revenues
Segment fee revenues
Fund management fees	$249.9	$281.2	$283.5	$287.8	$317.8	$67.9	$30.0
Portfolio advisory fees, net	5.7	5.0	10.6	3.8	3.7	(2.0)	(0.1)
Transaction fees, net	6.8	5.9	1.6	3.2	29.5	22.7	26.3

Total fee revenues	262.4	292.1	295.7	294.8	351.0	88.6	56.2
Performance fees
Realized	192.6	103.1	584.0	249.4	410.8	218.2	161.4
Unrealized	42.1	219.6	560.3	355.7	138.3	96.2	(217.4)

Total performance fees	234.7	322.7	1,144.3	605.1	549.1	314.4	(56.0)
Investment income (loss)
Realized	14.6	(0.7)	6.0	5.3	11.5	(3.1)	6.2
Unrealized	(7.7)	(2.1)	(55.7)	(13.2)	(16.2)	(8.5)	(3.0)

Total investment income (loss)	6.9	(2.8)	(49.7)	(7.9)	(4.7)	(11.6)	3.2
Interest and other income	4.0	2.6	3.9	4.5	4.7	0.7	0.2

Total revenues	508.0	614.6	1,394.2	896.5	900.1	392.1	3.6

Expenses
Compensation and benefits
Direct base compensation	101.0	111.4	115.6	126.7	131.2	30.2	4.5
Indirect base compensation	35.0	41.2	43.0	46.1	47.2	12.2	1.1
Equity-based compensation	4.2	4.0	4.9	14.0	19.5	15.3	5.5
Performance fee related
Realized	74.8	41.8	227.3	108.6	178.9	104.1	70.3
Unrealized	37.4	123.7	325.1	189.9	108.5	71.1	(81.4)

Total compensation and benefits	252.4	322.1	715.9	485.3	485.3	232.9	-
General, administrative, and other indirect expenses	82.0	80.0	85.1	71.7	77.0	(5.0)	5.3
Depreciation and amortization expense	6.2	6.2	5.6	5.4	5.6	(0.6)	0.2
Interest expense	11.6	11.8	11.7	12.2	14.5	2.9	2.3

Total expenses	352.2	420.1	818.3	574.6	582.4	230.2	7.8

Economic Net Income	$155.8	$194.5	$575.9	$321.9	$317.7	$161.9	$(4.2)

(-) Net Performance Fees	122.5	157.2	591.9	306.6	261.7	139.2	(44.9)
(-) Investment Income (Loss)	6.9	(2.8)	(49.7)	(7.9)	(4.7)	(11.6)	3.2
(+) Equity-based compensation	4.2	4.0	4.9	14.0	19.5	15.3	5.5

(=) Fee Related Earnings	$30.6	$44.1	$38.6	$37.2	$80.2	$49.6	$43.0

(+) Realized Net Performance Fees	117.8	61.3	356.7	140.8	231.9	114.1	91.1
(+) Realized Investment Income (Loss)	14.6	(0.7)	6.0	5.3	11.5	(3.1)	6.2

(=) Distributable Earnings	$163.0	$104.7	$401.3	$183.3	$323.6	$160.6	$140.3

Page  |  16

Corporate Private Equity Segment Results (Unaudited)

	Three Months Ended
						Jun 30, 2014 vs.
	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014
Corporate Private Equity	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$108.8	$131.0	$123.5	$129.8	$147.2	$38.4	$17.4
Portfolio advisory fees, net	4.9	4.7	9.5	3.5	3.3	(1.6)	(0.2)
Transaction fees, net	4.0	5.7	0.6	3.2	29.4	25.4	26.2

Total fee revenues	117.7	141.4	133.6	136.5	179.9	62.2	43.4
Performance fees
Realized	151.4	79.1	471.7	234.7	387.7	236.3	153.0
Unrealized	31.2	182.2	538.1	212.9	(76.2)	(107.4)	(289.1)

Total performance fees	182.6	261.3	1,009.8	447.6	311.5	128.9	(136.1)
Investment income
Realized	1.7	1.6	10.7	1.9	2.0	0.3	0.1
Unrealized	2.4	5.5	(0.3)	5.4	4.0	1.6	(1.4)

Total investment income	4.1	7.1	10.4	7.3	6.0	1.9	(1.3)
Interest and other income	1.7	1.5	2.3	2.2	1.8	0.1	(0.4)

Total revenues	306.1	411.3	1,156.1	593.6	499.2	193.1	(94.4)

Expenses
Compensation and benefits
Direct base compensation	50.0	53.9	53.7	59.5	62.9	12.9	3.4
Indirect base compensation	21.8	27.6	25.6	22.0	25.5	3.7	3.5
Equity-based compensation	2.3	2.1	1.5	7.1	10.1	7.8	3.0
Performance fee related
Realized	65.1	34.6	200.4	101.3	172.4	107.3	71.1
Unrealized	8.8	79.8	274.0	100.5	(27.8)	(36.6)	(128.3)

Total compensation and benefits	148.0	198.0	555.2	290.4	243.1	95.1	(47.3)
General, administrative, and other indirect expenses	41.6	43.7	42.6	35.4	37.7	(3.9)	2.3
Depreciation and amortization expense	3.4	3.3	3.0	2.7	2.7	(0.7)	-
Interest expense	6.7	6.9	6.7	6.7	8.0	1.3	1.3

Total expenses	199.7	251.9	607.5	335.2	291.5	91.8	(43.7)

Economic Net Income	$106.4	$159.4	$548.6	$258.4	$207.7	$101.3	$(50.7)

(-) Net Performance Fees	108.7	146.9	535.4	245.8	166.9	58.2	(78.9)
(-) Investment Income	4.1	7.1	10.4	7.3	6.0	1.9	(1.3)
(+) Equity-based compensation	2.3	2.1	1.5	7.1	10.1	7.8	3.0

(=) Fee Related Earnings	$(4.1)	$7.5	$4.3	$12.4	$44.9	$49.0	$32.5

(+) Realized Net Performance Fees	86.3	44.5	271.3	133.4	215.3	129.0	81.9
(+) Realized Investment Income	1.7	1.6	10.7	1.9	2.0	0.3	0.1

(=) Distributable Earnings	$83.9	$53.6	$286.3	$147.7	$262.2	$178.3	$114.5

Page  |  17

Global Market Strategies Segment Results (Unaudited)

	Three Months Ended
						Jun 30, 2014 vs.
	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014
Global Market Strategies	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$73.8	$65.7	$69.4	$63.2	$64.1	$(9.7)	$0.9
Portfolio advisory fees, net	0.5	0.1	0.6	0.1	0.1	(0.4)	-
Transaction fees, net	0.1	-	-	-	-	(0.1)	-

Total fee revenues	74.4	65.8	70.0	63.3	64.2	(10.2)	0.9
Performance fees
Realized	17.9	5.8	104.1	8.3	6.7	(11.2)	(1.6)
Unrealized	23.0	(13.6)	(41.3)	49.5	45.6	22.6	(3.9)

Total performance fees	40.9	(7.8)	62.8	57.8	52.3	11.4	(5.5)
Investment income (loss)
Realized	12.2	2.0	1.4	1.3	1.4	(10.8)	0.1
Unrealized	(11.9)	3.2	2.1	1.9	1.2	13.1	(0.7)

Total investment income (loss)	0.3	5.2	3.5	3.2	2.6	2.3	(0.6)
Interest and other income	1.5	0.7	0.9	1.3	1.5	-	0.2

Total revenues	117.1	63.9	137.2	125.6	120.6	3.5	(5.0)

Expenses
Compensation and benefits
Direct base compensation	24.9	23.6	25.4	27.5	26.3	1.4	(1.2)
Indirect base compensation	5.5	4.6	6.9	6.0	6.0	0.5	-
Equity-based compensation	0.6	0.6	1.4	2.7	3.2	2.6	0.5
Performance fee related
Realized	6.7	0.8	24.9	3.8	2.5	(4.2)	(1.3)
Unrealized	9.6	3.1	(5.2)	14.8	21.6	12.0	6.8

Total compensation and benefits	47.3	32.7	53.4	54.8	59.6	12.3	4.8
General, administrative, and other indirect expenses	19.5	17.8	14.1	11.6	13.0	(6.5)	1.4
Depreciation and amortization expense	1.1	1.2	1.0	0.9	1.0	(0.1)	0.1
Interest expense	2.1	2.1	2.2	2.1	2.6	0.5	0.5

Total expenses	70.0	53.8	70.7	69.4	76.2	6.2	6.8

Economic Net Income	$47.1	$10.1	$66.5	$56.2	$44.4	$(2.7)	$(11.8)

(-) Net Performance Fees	24.6	(11.7)	43.1	39.2	28.2	3.6	(11.0)
(-) Investment Income	0.3	5.2	3.5	3.2	2.6	2.3	(0.6)
(+) Equity-based compensation	0.6	0.6	1.4	2.7	3.2	2.6	0.5

(=) Fee Related Earnings	$22.8	$17.2	$21.3	$16.5	$16.8	$(6.0)	$0.3

(+) Realized Net Performance Fees	11.2	5.0	79.2	4.5	4.2	(7.0)	(0.3)
(+) Realized Investment Income	12.2	2.0	1.4	1.3	1.4	(10.8)	0.1

(=) Distributable Earnings	$46.2	$24.2	$101.9	$22.3	$22.4	$(23.8)	$0.1

Page  |  18

Real Assets Segment Results (Unaudited)

	Three Months Ended
						Jun 30, 2014 vs.
	Jun 30, 2013	Sept 30, 2013	Dec 31, 2013	Mar 31, 2014	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014
Real Assets	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$46.4	$47.3	$48.2	$50.3	$59.6	$13.2	$9.3
Portfolio advisory fees, net	0.3	0.2	0.5	0.2	0.3	-	0.1
Transaction fees, net	2.7	0.2	1.0	-	0.1	(2.6)	0.1

Total fee revenues	49.4	47.7	49.7	50.5	60.0	10.6	9.5
Performance fees
Realized	20.6	12.5	(3.6)	0.5	9.4	(11.2)	8.9
Unrealized	(33.4)	12.1	15.2	14.0	46.4	79.8	32.4

Total performance fees	(12.8)	24.6	11.6	14.5	55.8	68.6	41.3
Investment income (loss)
Realized	0.7	(4.3)	(6.1)	2.1	8.1	7.4	6.0
Unrealized	1.7	(10.9)	(57.6)	(20.6)	(21.6)	(23.3)	(1.0)

Total investment income (loss)	2.4	(15.2)	(63.7)	(18.5)	(13.5)	(15.9)	5.0
Interest and other income	0.6	0.4	0.7	0.7	1.2	0.6	0.5

Total revenues	39.6	57.5	(1.7)	47.2	103.5	63.9	56.3

Expenses
Compensation and benefits
Direct base compensation	18.2	17.1	17.0	18.7	21.3	3.1	2.6
Indirect base compensation	6.4	7.9	8.6	14.3	11.7	5.3	(2.6)
Equity-based compensation	1.2	1.2	1.6	3.5	5.1	3.9	1.6
Performance fee related
Realized	1.6	3.8	(4.5)	0.2	0.5	(1.1)	0.3
Unrealized	2.9	11.1	19.1	8.4	22.8	19.9	14.4

Total compensation and benefits	30.3	41.1	41.8	45.1	61.4	31.1	16.3
General, administrative, and other indirect expenses	16.5	12.8	18.7	15.5	15.7	(0.8)	0.2
Depreciation and amortization expense	1.2	1.0	1.0	0.9	0.9	(0.3)	-
Interest expense	2.2	2.2	2.2	2.2	2.5	0.3	0.3

Total expenses	50.2	57.1	63.7	63.7	80.5	30.3	16.8

Economic Net Income (Loss)	$(10.6)	$0.4	$(65.4)	$(16.5)	$23.0	$33.6	$39.5

(-) Net Performance Fees	(17.3)	9.7	(3.0)	5.9	32.5	49.8	26.6
(-) Investment Income (Loss)	2.4	(15.2)	(63.7)	(18.5)	(13.5)	(15.9)	5.0
(+) Equity-based compensation	1.2	1.2	1.6	3.5	5.1	3.9	1.6

(=) Fee Related Earnings	$5.5	$7.1	$2.9	$(0.4)	$9.1	$3.6	$9.5

(+) Realized Net Performance Fees	19.0	8.7	0.9	0.3	8.9	(10.1)	8.6
(+) Realized Investment Income (Loss)	0.7	(4.3)	(6.1)	2.1	8.1	7.4	6.0

(=) Distributable Earnings	$25.2	$11.5	$(2.3)	$2.0	$26.1	$0.9	$24.1

Page  |  19

Solutions Segment Results (Unaudited)

	Three Months Ended
						Jun 30, 2014 vs.
	Jun 30, 2013	Sept 30, 2013 (1)	Dec 31, 2013 (2)	Mar 31, 2014 (3)	Jun 30, 2014	Jun 30, 2013	Mar 31, 2014
Solutions	(Dollars in millions)

Revenues
Segment fee revenues
Fund management fees	$20.9	$37.2	$42.4	$44.5	$46.9	$26.0	$2.4
Portfolio advisory fees, net	-	-	-	-	-	-	-
Transaction fees, net	-	-	-	-	-	-	-

Total fee revenues	20.9	37.2	42.4	44.5	46.9	26.0	2.4
Performance fees
Realized	2.7	5.7	11.8	5.9	7.0	4.3	1.1
Unrealized	21.3	38.9	48.3	79.3	122.5	101.2	43.2

Total performance fees	24.0	44.6	60.1	85.2	129.5	105.5	44.3
Investment income
Realized	-	-	-	-	-	-	-
Unrealized	0.1	0.1	0.1	0.1	0.2	0.1	0.1

Total investment income	0.1	0.1	0.1	0.1	0.2	0.1	0.1
Interest and other income	0.2	-	-	0.3	0.2	-	(0.1)

Total revenues	45.2	81.9	102.6	130.1	176.8	131.6	46.7

Expenses
Compensation and benefits
Direct base compensation	7.9	16.8	19.5	21.0	20.7	12.8	(0.3)
Indirect base compensation	1.3	1.1	1.9	3.8	4.0	2.7	0.2
Equity-based compensation	0.1	0.1	0.4	0.7	1.1	1.0	0.4
Performance fee related
Realized	1.4	2.6	6.5	3.3	3.5	2.1	0.2
Unrealized	16.1	29.7	37.2	66.2	91.9	75.8	25.7

Total compensation and benefits	26.8	50.3	65.5	95.0	121.2	94.4	26.2
General, administrative, and other indirect expenses	4.4	5.7	9.7	9.2	10.6	6.2	1.4
Depreciation and amortization expense	0.5	0.7	0.6	0.9	1.0	0.5	0.1
Interest expense	0.6	0.6	0.6	1.2	1.4	0.8	0.2

Total expenses	32.3	57.3	76.4	106.3	134.2	101.9	27.9

Economic Net Income	$12.9	$24.6	$26.2	$23.8	$42.6	$29.7	$18.8

(-) Net Performance Fees	6.5	12.3	16.4	15.7	34.1	27.6	18.4
(-) Investment Income	0.1	0.1	0.1	0.1	0.2	0.1	0.1
(+) Equity-based compensation	0.1	0.1	0.4	0.7	1.1	1.0	0.4

(=) Fee Related Earnings	$6.4	$12.3	$10.1	$8.7	$9.4	$3.0	$0.7
(+) Realized Net Performance Fees	1.3	3.1	5.3	2.6	3.5	2.2	0.9
(+) Realized Investment Income	-	-	-	-	-	-	-

(=) Distributable Earnings	$7.7	$15.4	$15.4	$11.3	$12.9	$5.2	$1.6

(1) During Q3 2013, Carlyle acquired the remaining 40% ownership interest in AlpInvest. As such, amounts since the acquisition represent 100% of the financial results of AlpInvest. Prior to Q3 2013, amounts represent Carlyle’s 60% economic interest in Alpinvest.

(2) During Q4 2013, Carlyle acquired Metropolitan Real Estate Equity Management, LLC (MRE). As such, amounts since the acquisition include the financial results of MRE.

(3) During Q1 2014, Carlyle acquired Diversified Global Asset Management Corporation (DGAM). As such, amounts since the acquisition include the financial results of DGAM.

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Total Assets Under Management Roll Forward (Unaudited)

	Corporate Private Equity			Global Market Strategies (8)			Real Assets (9)			Solutions (10)			Total
(USD in millions)	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM	Available Capital	Fair Value of Capital	Total AUM

Balance, As of March 31, 2014	$23,909	$40,551	$64,460	$1,497	$35,040	$36,537	$10,115	$30,588	$40,703	$20,755	$36,490	$57,245	$56,276	$142,669	$198,945
Commitments (1)	2,732	-	2,732	64	-	64	2,677	-	2,677	(107)	-	(107)	5,366	-	5,366
Capital Called, net (2)	(3,501)	3,312	(189)	(169)	318	149	(1,082)	1,231	149	(1,422)	1,329	(93)	(6,174)	6,190	16
Distributions (3)	193	(4,944)	(4,751)	26	(115)	(89)	602	(3,825)	(3,223)	111	(2,223)	(2,112)	932	(11,107)	(10,175)
Subscriptions, net of Redemptions (4)	-	-	-	-	489	489	-	-	-	-	(171)	(171)	-	318	318
Changes in CLO collateral balances (5)	-	-	-	-	914	914	-	-	-	-	-	-	-	914	914
Market Appreciation/(Depreciation) (6)	-	2,260	2,260	-	213	213	-	2,987	2,987	-	2,007	2,007	-	7,467	7,467
Foreign Exchange and other (7)	(49)	19	(30)	-	(38)	(38)	(2)	5	3	(35)	(6)	(41)	(86)	(20)	(106)

Balance, As of June 30, 2014	$23,284	$41,198	$64,482	$1,418	$36,821	$38,239	$12,310	$30,986	$43,296	$19,302	$37,426	$56,728	$56,314	$146,431	$202,745

Balance, As of June 30, 2013	$20,098	$37,794	$57,892	$1,797	$32,946	$34,743	$9,189	$30,580	$39,769	$17,931	$30,113	$48,044	$49,015	$131,433	$180,448
Acquisitions	-	-	-	-	78	78	-	-	-	622	4,514	5,136	622	4,592	5,214
Commitments (1)	8,863	-	8,863	110	-	110	5,588	-	5,588	4,634	-	4,634	19,195	-	19,195
Capital Called, net (2)	(6,763)	6,189	(574)	(782)	1,280	498	(3,851)	4,452	601	(4,794)	4,570	(224)	(16,190)	16,491	301
Distributions (3)	1,045	(13,981)	(12,936)	293	(632)	(339)	1,362	(9,027)	(7,665)	448	(9,584)	(9,136)	3,148	(33,224)	(30,076)
Subscriptions, net of Redemptions (4)	-	-	-	-	783	783	-	-	-	-	(199)	(199)	-	584	584
Changes in CLO collateral balances (5)	-	-	-	-	986	986	-	-	-	-	-	-	-	986	986
Market Appreciation/(Depreciation) (6)	-	10,696	10,696	-	1,042	1,042	-	4,809	4,809	-	7,180	7,180	-	23,727	23,727
Foreign Exchange and other (7)	41	500	541	-	338	338	22	172	194	461	832	1,293	524	1,842	2,366

Balance, As of June 30, 2014	$23,284	$41,198	$64,482	$1,418	$36,821	$38,239	$12,310	$30,986	$43,296	$19,302	$37,426	$56,728	$56,314	$146,431	$202,745

(1) Represents capital raised by our carry funds, NGP management fee funds, NGP carry funds and fund of funds vehicles, net of expired available capital.

(2) Represents capital called by our carry funds, NGP management fee funds, NGP carry funds and fund of funds vehicles, net of fund fees and expenses and investments in our business development companies. Equity invested amounts may vary from capital called due to timing differences between investment acquisition and capital call dates.

(3) Represents distributions from our carry funds, NGP management fee funds, NGP carry funds and fund of funds vehicles, net of amounts recycled and distributions from our business development companies. Distributions are based on when proceeds are actually distributed to investors, which may differ from when they are realized.

(4) Represents the net result of subscriptions to and redemptions from our hedge funds and fund of hedge funds vehicles.

(5) Represents the change in the aggregate collateral balance and principal cash at par of the CLOs/structured products.

(6) Market Appreciation/(Depreciation) represents realized and unrealized gains (losses) on portfolio investments and changes in the net asset value of our hedge funds and fund of hedge funds vehicles.

(7) Includes onboarding of fully committed existing funds from another manager and represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds and other changes in Total AUM. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(8) Ending balance is comprised of approximately $18.6 billion from our structured credit/other structured product funds, $15.0 billion in our hedge funds, $4.0 billion (including $1.4 billion of Available Capital) in our carry funds, and $0.6 billion from our business development companies.

(9) Amounts related to the NGP management fee funds and the NGP carry fund are based on the latest available information (in certain cases as of March 31, 2014).

(10) The fair market values for our Solutions fund of funds vehicles are based on the latest available valuations of the underlying limited partnership interests (in most cases as of March 31, 2014) as provided by their general partners, plus the net cash flows since the latest valuation, up to June 30, 2014.

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Fee-Earning AUM Roll Forward (Unaudited)

	For the Three Months Ended June 30, 2014
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, Beginning of Period	$42,858	$34,346	$27,416	$37,468	$142,088
Inflows, including Commitments(1)	2,157	177	2,660	2,849	7,843
Outflows, including Distributions(2)	(2,009)	(120)	(2,185)	(920)	(5,234)
Subscriptions, net of Redemptions (3)	-	431	-	(106)	325
Changes in CLO collateral balances (4)	-	614	-	-	614
Market Appreciation/(Depreciation) (5)	44	(31)	(15)	251	249
Foreign Exchange and other (6)	(9)	(38)	(5)	(184)	(236)

Balance, End of Period	$43,041	$35,379	$27,871	$39,358	$145,649

	For the Twelve Months Ended June 30, 2014
(USD in millions)	Corporate Private Equity	Global Market Strategies	Real Assets (7)	Solutions	Total

Fee-earning AUM
Balance, Beginning of Period	$38,507	$33,057	$28,685	$31,775	$132,024
Acquisitions	-	78	-	5,051	5,129
Inflows, including Commitments(1)	9,472	617	4,185	6,233	20,507
Outflows, including Distributions(2)	(5,323)	(516)	(5,211)	(5,383)	(16,433)
Subscriptions, net of Redemptions (3)	-	737	-	(134)	603
Changes in CLO collateral balances (4)	-	585	-	-	585
Market Appreciation/(Depreciation) (5)	44	502	(12)	106	640
Foreign Exchange and other (6)	341	319	224	1,710	2,594

Balance, End of Period	$43,041	$35,379	$27,871	$39,358	$145,649

(1) Inflows represent limited partner capital raised and capital invested by our carry funds, NGP management fee funds, NGP carry funds and fund of funds vehicles outside the investment period, weighted-average investment period, or commitment fee period and capital invested in our business development companies.

(2) Outflows represent limited partner distributions from our carry funds, NGP management fee funds, NGP carry funds and fund of funds vehicles and changes in basis for our carry funds and fund of funds vehicles where the investment period, weighted-average investment period, or commitment fee period has expired and distributions from our business development companies.

(3) Represents the net result of subscriptions to and redemptions from our hedge funds and fund of hedge funds vehicles.

(4) Represent the change in the aggregate Fee-earning collateral balances at par of our CLOs/structured products, as of the quarterly cut-off dates.

(5) Market Appreciation/ (Depreciation) represents changes in the net asset value of our hedge funds and fund of hedge funds vehicles, and realized and unrealized gains (losses) on portfolio investments in our carry funds and fund of funds vehicles based on the lower of cost or fair value.

(6) Includes onboarding of fully committed existing funds from another manager and represents the impact of foreign exchange rate fluctuations on the translation of our non-U.S. dollar denominated funds. Activity during the period is translated at the average rate for the period. Ending balances are translated at the spot rate as of the period end.

(7) Energy I, Energy II, Energy III, Energy IV, Renew I, and Renew II (collectively, the “Legacy Energy Funds”), are managed with Riverstone Holdings LLC and its affiliates. Affiliates of both Carlyle and Riverstone act as investment advisers to each of the Legacy Energy Funds. With the exception of Energy IV and Renew II, where Carlyle has a minority representation on the funds’ management committees, management of each of the Legacy Energy Funds is vested in committees with equal representation by Carlyle and Riverstone, and the consent of representatives of both Carlyle and Riverstone is required for investment decisions. As of June 30, 2014, the Legacy Energy Funds had, in the aggregate, approximately $11.9 billion in AUM and $7.5 billion in Fee-earning AUM. NGP VII, NGP VIII, NGP IX, NGP X, or in the case of NGP M&R, NGP ETP I, NGP ETP II, and NGPC, certain affiliated entities (collectively, the “NGP management fee funds”) and NGP Agribusiness and NGP XI (together, the “NGP carry funds”), are managed by NGP Energy Capital Management. As of June 30, 2014, the NGP management fee funds and NGP carry funds had, in the aggregate, approximately $14.5 billion in AUM and $8.9 billion in Fee-earning AUM.

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Corporate Private Equity and Real Assets Fund Performance (Unaudited)

The fund return information reflected in this discussion and analysis is not indicative of the performance of The Carlyle Group L.P. and is also not necessarily indicative of the future performance of any particular fund. An investment in The Carlyle Group L.P. is not an investment in any of our funds. There can be no assurance that any of our existing or future funds will achieve similar returns.

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of June 30, 2014					as of June 30, 2014

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Corporate Private Equity		(Reported in Local Currency, in Millions)						(Reported in Local Currency, in Millions)
Fully Invested Funds (6)
CP II	10/1994	$1,331.1	$1,362.4	$4,072.2	3.0x	34%	25%	$1,362.4	$4,072.2	3.0x	34%
CP III	2/2000	$3,912.7	$4,031.6	$10,146.9	2.5x	27%	21%	$4,031.6	$10,146.9	2.5x	27%
CP IV	12/2004	$7,850.0	$7,612.6	$17,721.9	2.3x	16%	13%	$6,079.0	$16,297.2	2.7x	20%
CP V	5/2007	$13,719.7	$12,738.9	$22,780.7	1.8x	19%	14%	$4,440.9	$10,796.8	2.4x	29%
CEP I	12/1997	€1,003.6	€981.6	€2,126.5	2.2x	18%	11%	€981.6	€2,126.5	2.2x	18%
CEP II	9/2003	€1,805.4	€2,048.6	€4,008.5	2.0x	37%	21%	€1,329.1	€3,350.6	2.5x	59%
CEP III	12/2006	€5,294.9	€4,984.6	€8,665.4	1.7x	17%	12%	€1,862.5	€4,635.3	2.5x	26%
CAP I	12/1998	$750.0	$627.7	$2,491.8	4.0x	25%	18%	$627.7	$2,491.8	4.0x	25%
CAP II	2/2006	$1,810.0	$1,631.9	$2,790.2	1.7x	11%	8%	$720.0	$2,133.1	3.0x	26%
CAP III	5/2008	$2,551.6	$2,406.1	$3,581.0	1.5x	17%	10%	$765.4	$1,554.0	2.0x	25%
CJP I	10/2001	¥50,000.0	¥47,291.4	¥136,106.5	2.9x	61%	37%	¥39,756.6	¥131,454.6	3.3x	65%
CJP II	7/2006	¥165,600.0	¥141,866.7	¥162,277.6	1.1x	3%	(1%)	¥31,806.1	¥57,552.8	1.8x	25%
CGFSP I	9/2008	$1,100.2	$1,038.0	$1,665.3	1.6x	18%	11%	$218.1	$529.8	2.4x	28%
CETP II	2/2007	€521.6	€431.5	€865.8	2.0x	25%	15%	€91.1	€354.2	3.9x	35%
All Other Funds(9)	Various		$3,834.2	$5,918.6	1.5x	17%	7%	$2,784.0	$4,716.8	1.7x	20%
Coinvestments and Other(10)	Various		$8,061.7	$19,706.0	2.4x	36%	33%	$5,211.3	$15,780.8	3.0x	36%

Total Fully Invested Funds			$56,775.0	$115,266.5	2.0x	26%	19%	$32,784.3	$84,713.6	2.6x	30%

Funds in the Investment Period (6)
CP VI (12)	5/2012	$13,000.0	$2,459.7	$2,369.1	1.0x	n/m	n/m
CAP IV (12)	11/2012	$2,130.5	$284.0	$272.3	1.0x	n/m	n/m
CAGP IV	6/2008	$1,041.4	$771.6	$1,092.4	1.4x	16%	8%
CEOF I	5/2011	$1,119.1	$601.2	$813.8	1.4x	28%	16%
CGFSP II (12)	12/2011	$1,000.0	$80.4	$92.0	1.1x	n/m	n/m
All Other Funds(11)	Various		$590.6	$591.7	1.0x	(4%)	(17%)

Total Funds in the Investment Period			$4,787.5	$5,231.2	1.1x	10%	(5%)	$196.4	$490.0	2.5x	50%

TOTAL CORPORATE PRIVATE EQUITY (13)			$61,562.5	$120,497.8	2.0x	26%	19%	$32,980.7	$85,203.6	2.6x	30%

			TOTAL INVESTMENTS					REALIZED/PARTIALLY REALIZED INVESTMENTS (5)

			as of June 30, 2014					as of June 30, 2014

	Fund Inception Date (1)	Committed Capital	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)	Net IRR (8)	Cumulative Invested Capital (2)	Total Fair Value (3)	MOIC (4)	Gross IRR (7)

Real Assets			(Reported in Local Currency, in Millions)					(Reported in Local Currency, in Millions)

Fully Invested Funds (6)
CRP III	11/2000	$564.1	$522.5	$1,397.9	2.7x	44%	30%	$522.5	$1,397.9	2.7x	44%
CRP IV	12/2004	$950.0	$1,198.6	$1,340.3	1.1x	3%	(1%)	$449.9	$479.0	1.1x	9%
CRP V	11/2006	$3,000.0	$3,282.7	$4,679.7	1.4x	11%	7%	$2,616.2	$3,798.6	1.5x	12%
CRP VI	9/2010	$2,340.0	$1,613.4	$2,366.9	1.5x	34%	21%	$311.5	$592.5	1.9x	45%
CEREP I	3/2002	€426.6	€517.0	€691.6	1.3x	12%	7%	€503.2	€665.4	1.3x	13%
CEREP II	4/2005	€762.7	€833.8	€128.1	0.2x	n/a	n/a	€483.2	€131.6	0.3x	n/a
CEREP III	5/2007	€2,229.5	€1,957.4	€1,886.1	1.0x	(1%)	(5%)	€483.8	€581.2	1.2x	5%
CIP	9/2006	$1,143.7	$1,011.7	$1,165.0	1.2x	4%	0%	$180.7	$-	0.0x	n/a
Energy II	7/2002	$1,100.0	$1,334.8	$3,452.8	2.6x	81%	55%	$827.4	$3,263.3	3.9x	105%
Energy III	10/2005	$3,800.0	$3,559.9	$6,389.9	1.8x	13%	10%	$1,545.4	$4,250.4	2.8x	27%
Energy IV	12/2007	$5,979.1	$5,323.3	$8,763.7	1.6x	19%	13%	$2,338.8	$4,791.6	2.0x	30%
Renew II	3/2008	$3,417.5	$2,796.7	$3,869.7	1.4x	11%	7%	$633.2	$840.8	1.3x	13%
All Other Funds(14)	Various		$2,498.0	$2,616.1	1.0x	2%	(3%)	$1,842.6	$2,166.5	1.2x	8%
Coinvestments and Other(10)	Various		$5,299.3	$8,474.1	1.6x	18%	14%	$2,112.6	$4,523.4	2.1x	28%

Total Fully Invested Funds			$32,969.7	$48,220.1	1.5x	14%	8%	$15,393.4	$27,990.8	1.8x	24%

Funds in the Investment Period (6)
CRP VII (12)	3/2014	$1,488.1	n/a	n/a	n/a	n/m	n/m
CIEP I (12)	9/2013	$1,782.9	$108.6	$98.3	0.9x	n/m	n/m
All Other Funds(15)	Various		$226.8	$281.0	1.2x	n/a	n/a

Total Funds in the Investment Period			$335.4	$379.3	1.1x	19%	0%	$-	$-	n/a	n/a

TOTAL Real Assets (13)			$33,305.1	$48,599.3	1.5x	14%	8%	$15,393.4	$27,990.8	1.8x	24%

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Global Markets Strategies Carry Funds and Solutions (Unaudited)

			TOTAL INVESTMENTS

			as of June 30, 2014
	Fund	Committed	Cumulative	Total Fair	MOIC (4)	Gross IRR (7)	Net IRR (8)
	Inception		Invested Capital
	Date (16)	Capital	(17)	Value (3)

	(Reported in Local Currency, in Millions)
Global Market Strategies
CSP II	6/2007	$1,352.3	$1,352.3	$2,470.8	1.8x	18%	13%
CEMOF I	12/2010	$1,382.5	$938.1	$1,200.5	1.3x	32%	17%

			TOTAL INVESTMENTS

			as of June 30, 2014

	Vintage	Fund Size	Cumulative	Total Fair	MOIC (4)	Gross IRR (7)	Net IRR (8)
			Invested Capital
	Year		(2)(20)	Value (3)(20)

Solutions (19)	(Reported in Local Currency, in Millions)
Fully Committed Funds (18)
Main Fund I - Fund Investments	2000	€5,174.6	€3,811.4	€6,222.5	1.6x	12%	12%
Main Fund II - Fund Investments	2003	€4,545.0	€4,357.4	€6,658.5	1.5x	10%	10%
Main Fund III - Fund Investments	2005	€11,500.0	€10,594.6	€14,548.2	1.4x	9%	8%
Main Fund IV - Fund Investments	2009	€4,880.0	€2,380.6	€2,857.8	1.2x	12%	10%
Main Fund I - Secondary Investments	2002	€519.4	€455.4	€843.2	1.9x	54%	50%
Main Fund II - Secondary Investments	2003	€998.4	€900.7	€1,646.3	1.8x	28%	26%
Main Fund III - Secondary Investments	2006	€2,250.0	€2,079.4	€2,902.9	1.4x	10%	9%
Main Fund IV - Secondary Investments	2010	€1,856.4	€1,682.0	€2,460.3	1.5x	20%	19%
Main Fund II - Co-Investments	2003	€1,090.0	€862.2	€2,396.8	2.8x	45%	43%
Main Fund III - Co-Investments	2006	€2,760.0	€2,455.8	€3,557.8	1.4x	7%	6%
Main Fund IV - Co-Investments	2010	€1,475.0	€1,208.5	€2,178.2	1.8x	24%	21%
Main Fund II - Mezzanine Investments	2004	€700.0	€690.0	€935.0	1.4x	8%	7%
Main Fund III - Mezzanine Investments	2006	€2,000.0	€1,490.2	€1,974.7	1.3x	11%	9%
All Other Funds (21)	Various		€1,372.9	€2,004.6	1.5x	17%	13%

Total Fully Committed Funds			€34,341.2	€51,186.7	1.5x	12%	11%

Funds in the Commitment Period
Main Fund V - Fund Investments	2012	€5,080.0	€501.9	€464.8	0.9x	(14%)	(19%)
Main Fund V - Secondary Investments	2011	€3,718.3	€1,298.2	€1,775.8	1.4x	35%	31%
Main Fund V - Co-Investments	2012	€1,747.5	€704.7	€976.4	1.4x	47%	42%
All Other Funds (21)	Various		€182.2	€217.0	1.2x	21%	20%

Total Funds in the Commitment Period			€2,687.0	€3,434.0	1.3x	32%	27%

TOTAL SOLUTIONS			€37,028.1	€54,620.7	1.5x	13%	12%

TOTAL SOLUTIONS (USD) (22)			$50,688.7	$74,771.6	1.5x

Page  |  24

(1) The data presented herein that provides “inception to date” performance results of our segments relates to the period following the formation of the first fund within each segment. For our Corporate Private Equity segment our first fund was formed in 1990. For our Real Assets segment our first fund was formed in 1997.

(2) Represents the original cost of all capital called for investments since inception of the fund.

(3) Represents all realized proceeds combined with remaining fair value, before management fees, expenses and carried interest.

(4) Multiple of invested capital (“MOIC”) represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital.

(5) An investment is considered realized when the investment fund has completely exited, and ceases to own an interest in, the investment. An investment is considered partially realized when the total amount of proceeds received in respect of such investment, including dividends, interest or other distributions and/or return of capital, represents at least 85% of invested capital and such investment is not yet fully realized. Because part of our value creation strategy involves pursuing best exit alternatives, we believe information regarding Realized/Partially Realized MOIC and Gross IRR, when considered together with the other investment performance metrics presented, provides investors with meaningful information regarding our investment performance by removing the impact of investments where significant realization activity has not yet occurred. Realized/Partially Realized MOIC and Gross IRR have limitations as measures of investment performance, and should not be considered in isolation. Such limitations include the fact that these measures do not include the performance of earlier stage and other investments that do not satisfy the criteria provided above. The exclusion of such investments will have a positive impact on Realized/Partially Realized MOIC and Gross IRR in instances when the MOIC and Gross IRR in respect of such investments are less than the aggregate MOIC and Gross IRR. Our measurements of Realized/Partially Realized MOIC and Gross IRR may not be comparable to those of other companies that use similarly titled measures. We do not present Realized/Partially Realized performance information separately for funds that are still in the investment period because of the relatively insignificant level of realizations for funds of this type. However, to the extent such funds have had realizations, they are included in the Realized/Partially Realized performance information presented for Total Corporate Private Equity and Total Real Assets.

(6) Fully Invested funds are past the expiration date of the investment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully invested.

(7) Gross Internal Rate of Return (“Gross IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value before management fees, expenses and carried interest.

(8) Net Internal Rate of Return (“Net IRR”) represents the annualized IRR for the period indicated on Limited Partner invested capital based on contributions, distributions and unrealized value after management fees, expenses and carried interest.

(9) Aggregate includes the following funds: CP I, CMG, CVP I, CVP II, CUSGF III, CEVP, CETP I, CAVP I, CAVP II, CAGP III, Mexico, and MENA.

(10) Includes co-investments and certain other stand-alone investments arranged by us.

(11) Aggregate includes the following funds: CJP III, CSABF, CSSAF, CBPF, CPF I, and CCI.

(12) Returns are not considered meaningful, as the investment period commenced in May 2012 for CP VI, November 2012 for CAP IV, December 2011 for CGFSP II, September 2013 for CIEP, and March 2014 for CRP VII.

(13) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

(14) Aggregate includes the following funds: CRP I, CRP II, CAREP I, CAREP II, CRCP I, Energy I and Renew I.

(15) Aggregate includes the following fund: CPOCP

(16) The data presented herein that provides “inception to date” performance results for CSP II and CEMOF I related to the period following the formation of the funds in June 2007 and December 2010, respectively.

(17) Represents the original cost of investments net of investment level recallable proceeds which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(18) Fully Committed funds are past the expiration date of the commitment period as defined in the respective limited partnership agreement. In instances where a successor fund has had its first capital call, the predecessor fund is categorized as fully committed.

(19) Includes private equity and mezzanine primary fund investments, secondary fund investments and co-investments originated by the AlpInvest team. Excluded from the performance information shown are a) investments that were not originated by AlpInvest, b) Direct Investments, which was spun off from AlpInvest in 2005, and c) Metropolitan Real Estate fund of funds vehicles. As of June 30, 2014, these excluded investments represent $0.7 billion of AUM at AlpInvest and $2.0 billion of AUM at Metropolitan.

(20) To exclude the impact of FX, all foreign currency cash flows have been converted to Euro at the reporting period spot rate.

(21) Aggregate includes Main Fund I - Co-Investments, Main Fund I - Mezzanine Investments, AlpInvest CleanTech Funds and funds which are not included as part of a main fund.

(22) Represents the U.S. dollar equivalent balance translated at the spot rate as of period end.

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Remaining Fair Value Analysis

	Remaining Fair Value(1)	Unrealized MOIC(2)	Total MOIC(3)	% Invested(4)	In Accrued Carry/ (Clawback) (5)	LTM Realized Carry (6)	Catch up Rate	Fee Initiation Date(7)	Quarters Since Fee Initiation	Original Investment Period End Date

	As of June 30 2014
	(Reported in Local Currency, in Millions)
Corporate Private Equity
CP V	$13,846.4	1.8x	1.8x	93%	Ö	Ö	100%	Nov-07	27	May-13
CEP III	€4,832.9	1.7x	1.7x	94%	Ö	Ö	100%	Dec-07	27	Dec-12
CP IV	$2,526.5	1.4x	2.3x	97%	Ö	Ö	80%	Dec-05	35	Dec-10
CP VI	$2,466.3	1.0x	1.0x	19%			100%	Oct-13	3	May-18
CAP III	$2,184.0	1.3x	1.5x	94%	Ö		100%	Dec-08	23	May-14
CAP II	$1,101.0	1.1x	1.7x	90%	(Ö)		80%	Dec-06	31	Feb-12
CJP II	¥98,020.2	0.9x	1.1x	86%			80%	Oct-06	31	Jul-12
CGFSP I	$963.2	1.3x	1.6x	94%	Ö	Ö	100%	Oct-08	23	Sep-14
CEP II	€679.9	1.0x	2.0x	113%	Ö		80%	Sep-03	44	Sep-08
CEOF I	$886.1	1.4x	1.4x	54%	Ö		80%	Dec-11	11	May-17
CAGP IV	$802.3	1.2x	1.4x	74%			100%	Dec-08	23	Jun-14
CETP II	€501.8	1.5x	2.0x	83%	Ö	Ö	100%	Jan-08	26	Jul-13
CAP IV	$302.7	1.0x	1.0x	9%			100%	Dec-13	3	Nov-18
CGFSP II	$104.8	1.2x	1.1x	8%			100%	Dec-13	3	Dec-17
All Other Funds (8)	$2,234.8	1.2x	2.2x		n/m	n/m
Coinvestment and Other (9)	$4,564.3	1.7x	2.4x		n/m	n/m

Total Corporate Private Equity (12)	$41,183.7	1.5x	2.0x

Real Assets
Energy IV	$4,383.3	1.3x	1.6x	89%	Ö	Ö	80%	Feb-08	26	Dec-13
Renew II	$2,342.8	1.3x	1.4x	82%	(Ö)		80%	Nov-08	23	May-14
Energy III	$2,043.5	1.0x	1.8x	94%	Ö		80%	Nov-05	35	Oct-11
CEREP III	€1,413.4	0.9x	1.0x	88%			67%	Oct-07	27	May-11
CRP VI	$1,756.7	1.3x	1.5x	69%	Ö		50%	Dec-11	11	Mar-16
CRP V	$1,037.9	1.4x	1.4x	109%			50%	Nov-06	31	Nov-11
CIP	$929.4	1.4x	1.2x	88%			80%	Oct-06	31	Sep-12
CRP IV	$835.9	1.1x	1.1x	126%	(Ö)		50%	Dec-05	35	Dec-09
Energy II	$332.5	0.6x	2.6x	121%	(Ö)		80%	Jan-03	46	Jul-08
CRP III	$252.7	40.9x	2.7x	93%	Ö	Ö	50%	Dec-01	51	May-05
All Other Funds (10)	$575.7	0.6x	0.9x		n/m	n/m
Coinvestment and Other (9)	$3,482.8	1.0x	1.6x		n/m	n/m

Total Real Assets (12)	$19,908.1	1.1x	1.5x

Global Market Strategies
CEMOF I	$864.2	1.2x	1.3x	68%	Ö		100%	Dec-10	15	Dec-15
CSP II	$519.5	1.0x	1.8x	100%	Ö	Ö	80%	Dec-07	27	Jun-11
All Other Funds (11)	$954.8	1.3x	1.5x		n/m	n/m
Coinvestment and Other (9)	$270.0	1.1x	1.2x		n/m	n/m

Total Global Market Strategies	$2,608.5	1.2x	1.5x

Notes:

(1) Net asset value of our carry funds. Reflects significant funds with remaining fair value of greater than $100 million.

(2) Unrealized multiple of invested capital (“MOIC”) represents remaining fair market value, before management fees, expenses and carried interest, divided by investment cost.

(3) Total MOIC represents total fair value, before management fees, expenses and carried interest, divided by cumulative invested capital. For certain funds, represents the original cost of investments net of investment-level recallable proceeds, which is adjusted to reflect recyclability of invested capital for the purpose of calculating the fund MOIC.

(4) Represents cumulative equity invested as of the reporting period divided by total commitments. Amount can be greater than 100% due to the re-investment of recallable distributions to fund investors.

(5) Fund has accrued carry/(clawback) as of the reporting period.

(6) Fund has realized carry in the last twelve months.

(7) Represents the date of the first capital contribution for management fees.

(8) Aggregate includes the following funds: CMG, CP I, CP II, CP III, CEP I, CAP I, CAP IV, CBPF, CJP I, CJP III, CEVP, CETP I, CCI, CAVP I, CAVP II, CAGP III, Mexico, MENA, CSABF, CSSAF, CPF, CVP I, CVP II, and CUSGF III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(9) Includes co-investments, prefund investments and certain other stand-alone investments arranged by us. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(10) Aggregate includes the following funds: CRP I, CRP II, CRP VII, CRCP I, CEREP I, CEREP II, CAREP I, CAREP II, CIEP I, CPOCP I, Energy I and Renew I. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(11) Aggregate includes the following funds: CMP I, CMP II, CSP I, and CSP III. In Accrued Carry/(Clawback) and LTM Realized Carry not indicated because the indicator does not apply to each fund within the aggregate.

(12) For purposes of aggregation, funds that report in foreign currency have been converted to U.S. dollars at the reporting period spot rate.

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Largest Publicly Traded Positions in Carry Funds

Rank	Largest Publicly Traded Equity Positions	Fund(s)	Q2 2014 Value (1,2)
1	CommScope, Inc.	CP V, CEP III	$2,341,148,514
2	Numericable & Completel	CEP III, CEP II	1,545,532,246
3	Booz Allen Hamilton, Inc.	CP V, CMP II	1,338,483,737
4	Pattern Energy Group Holdings, L.P.	RENEW II	1,251,561,176
5	Foresight Energy LP	ENERGY III	765,333,520
6	HD Supply, Inc.	CP V	751,308,645
7	Freescale Semiconductor, Inc.	CP IV, CAP II, CJP I, CEP II	733,466,689
8	Applus Services, S.A.	CEP III, CEP II	652,272,846
9	The Nielsen Company	CP IV, CEP II	647,300,241
10	Cobalt International Energy	ENERGY III, ENERGY II	638,999,523
	Top 10 Positions		10,665,407,136
	Total Public Equity Portfolio (carry fund only)		16,430,715,318
	% of public portfolio in top 10 positions		65%

(1) Includes gross fund only investment results including external coinvestment. May include portion of private business in value.

(2) In U.S. dollars, or converted to U.S. dollars at the prevailing exchange rate on the last day of the fiscal period.

Note: Includes all classes of shares irrespective of trading status

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Reconciliation for Economic Net Income and Distributable Earnings (Unaudited)

	Three Months Ended		Six Months Ended
	Jun 30,	Jun 30,	Jun 30,
	2014	2013	2014
	(Dollars in millions)

Income before provision for income taxes	$541.2	$285.9	$1,013.6
Adjustments:
Equity-based compensation issued in conjunction with the initial public offering, acquisitions and strategic investments	91.0	123.1	153.4
Acquisition related charges and amortization of intangibles	62.0	52.5	142.1
Other non-operating expenses	(4.6)	(3.3)	25.6
Net income attributable to non-controlling interests in consolidated entities	(369.7)	(300.0)	(694.2)
Other adjustments	(2.2)	(2.4)	(0.9)

Economic Net Income	$317.7	$155.8	$639.6

Net performance fees	261.7	122.5	568.3
Investment income (loss)	(4.7)	6.9	(12.6)
Equity-based compensation	19.5	4.2	33.5

Fee Related Earnings	$80.2	$30.6	$117.4

Realized performance fees, net of related compensation	231.9	117.8	372.7
Investment income - realized	11.5	14.6	16.8

Distributable Earnings	$323.6	$163.0	$506.9

Depreciation and amortization expense	5.6	6.2	11.0
Interest expense	14.5	11.6	26.7

Adjusted EBITDA	$343.7	$180.8	$544.6

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Reconciliation for Economic Net income and Distributable Earnings, cont.

(Unaudited)

	Three Months Ended	Six Months Ended
	Jun 30,	Jun 30,
	2014	2014
	(Dollars in millions, except unit and per unit amounts)

Economic Net Income	$317.7	$639.6
Less: Provision for Income Taxes	81.1	127.5

Economic Net Income, After Taxes	$236.6	$512.1

Economic Net Income, After Taxes per Adjusted Unit(1)	$0.73	$1.58

Distributable Earnings	$323.6	$506.9
Less: Estimated foreign, state, and local taxes	24.1	38.1

Distributable Earnings, After Taxes	$299.5	$468.8

Distributable Earnings to The Carlyle Group L.P.	$63.4	$99.3
Less: Estimated current corporate income taxes and TRA payments	1.0	1.8

Distributable Earnings to The Carlyle Group L.P. net of corporate income taxes	$62.4	$97.5

Distributable Earnings, net, per The Carlyle Group L.P. common unit outstanding(2)	$0.93	$1.45

(1)	Adjusted Units were determined as follows:

The Carlyle Group L.P. common units outstanding	66,923,224	66,923,224
Carlyle Holdings partnership units not held by The Carlyle Group L.P.	250,768,062	250,768,062
Dilutive effect of unvested deferred restricted common units	4,963,176	5,739,613
Contingently issuable Carlyle Holdings partnership units and common units(3)	630,645	630,645

Total Adjusted Units	323,285,107	324,061,544

(2)	As of June 30, 2014, there were 66,923,224 outstanding common units of The Carlyle Group L.P. In July / August 2014, an additional 427,318 common units will be issued in connection with the vesting of deferred restricted common units. For purposes of this calculation, those common units have been added to the common units outstanding as of June 30, 2014, resulting in total common units of 67,350,542.

(3)	Included in this balance are 54,912 common units associated with acquisitions that have been earned, but issuance is deferred until future periods.

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GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Jun 30, 2014	Jun 30, 2013
	(Dollars in millions)

Revenues
Fund management fees	$1,088.6	$976.9
Performance fees
Realized	1,387.7	966.2
Unrealized	1,249.0	556.0

Total performance fees	2,636.7	1,522.2
Investment income (loss)
Realized	35.8	23.2
Unrealized	1.4	(3.9)

Total investment income (loss)	37.2	19.3
Interest and other income	12.9	15.6
Interest and other income of Consolidated Funds	1,016.2	994.1
Revenue of a consolidated real estate VIE	21.5	-

Total revenues	4,813.1	3,528.1

Expenses
Compensation and benefits
Base compensation	811.0	720.6
Equity-based compensation	327.3	285.8
Performance fee related
Realized	642.3	405.9
Unrealized	714.1	336.1

Total compensation and benefits	2,494.7	1,748.4
General, administrative and other expenses	517.7	414.0
Interest	50.1	30.1
Interest and other expenses of Consolidated Funds	955.1	845.9
Interest and other expenses of a consolidated real estate VIE	125.0	-
Other non-operating expenses	14.8	4.8

Total expenses	4,157.4	3,043.2

Other income
Net investment gains of Consolidated Funds	1,063.6	1,001.4

Income before provision for income taxes	1,719.3	1,486.3
Provision for income taxes	124.5	59.6

Net income	1,594.8	1,426.7
Net income attributable to non-controlling interests in consolidated entities	902.2	1,001.9

Net income attributable to Carlyle Holdings	692.6	424.8
Net income attributable to non-controlling interests in Carlyle Holdings	574.9	363.7

Net income attributable to The Carlyle Group L.P.	$117.7	$61.1

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Reconciliation of Non-GAAP to GAAP for 12-Month Rolling Summary (Unaudited)

	Twelve Months Ended
	Jun 30, 2014	Jun 30, 2013
	(Dollars in millions)

Income before provision for income taxes	$1,719.3	$1,486.3
Adjustments:
Equity-based compensation issued in conjunction with the IPO, acquisitions, and strategic investments	292.6	281.7
Acquisition related charges and amortization of intangibles	287.5	197.7
Other non-operating expenses	14.8	4.8
Net income attributable to non-controlling interests in consolidated entities	(902.2)	(1,001.9)
Other adjustments	(2.0)	(18.2)

Economic Net Income	$1,410.0	$950.4

Net performance fees	1,317.4	773.7
Investment income (loss)	(65.1)	14.1
Equity-based compensation	42.4	8.0

Fee Related Earnings	$200.1	$170.6

Realized performance fees, net of related compensation	790.7	542.9
Investment income - realized	22.1	15.5

Distributable Earnings	$1,012.9	$729.0

Depreciation and amortization expense	22.8	24.8
Interest expense	50.2	28.7

Adjusted EBITDA	$1,085.9	$782.5

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The Carlyle Group L.P.

GAAP Balance Sheet (Unaudited)

	As of June 30, 2014
	Consolidated Operating Entities	Consolidated Funds	Eliminations	Consolidated
	(Dollars in millions)
Assets
Cash and cash equivalents	$1,295.8	$-	$-	$1,295.8
Cash and cash equivalents held at Consolidated Funds	-	2,258.5	-	2,258.5
Restricted cash	45.6	-	-	45.6
Restricted cash and securities of Consolidated Funds	-	24.4	-	24.4
Accrued performance fees	3,872.0	-	(34.0)	3,838.0
Investments	940.5	-	(168.9)	771.6
Investments of Consolidated Funds	-	27,550.8	7.1	27,557.9
Due from affiliates and other receivables, net	195.2	-	(13.8)	181.4
Due from affiliates and other receivables of Consolidated Funds, net	-	480.9	-	480.9
Receivables and inventory of a consolidated real estate VIE	183.2	-	-	183.2
Fixed assets, net	66.7	-	-	66.7
Deposits and other	55.5	3.0	-	58.5
Other assets of a consolidated real estate VIE	71.2	-	-	71.2
Intangible assets, net	544.7	-	-	544.7
Deferred tax assets	134.5	-	-	134.5

Total assets	$7,404.9	$30,317.6	$(209.6)	$37,512.9

Liabilities and partners’ capital
Loans payable	$42.2	$-	$-	$42.2
3.875% Senior Notes due 2023	499.9	-	-	499.9
5.625% Senior Notes due 2043	606.9	-	-	606.9
Loans payable of Consolidated Funds	-	16,287.3	(150.9)	16,136.4
Loans payable of a consolidated real estate VIE at fair value (principal amount of $295.4)	147.7	-	-	147.7
Accounts payable, accrued expenses and other liabilities	302.1	-	(56.8)	245.3
Accrued compensation and benefits	2,449.3	-	-	2,449.3
Due to affiliates	277.8	0.6	(0.2)	278.2
Deferred revenue	103.2	1.3	-	104.5
Deferred tax liabilities	147.4	-	-	147.4
Other liabilities of Consolidated Funds	-	1,756.1	(55.5)	1,700.6
Other liabilities of a consolidated real estate VIE	91.6	-	-	91.6
Accrued giveback obligations	42.5	-	(10.2)	32.3

Total liabilities	4,710.6	18,045.3	(273.6)	22,482.3

Redeemable non-controlling interests in consolidated entities	9.3	4,983.8	-	4,993.1

Total partners’ capital	2,685.0	7,288.5	64.0	10,037.5

Total liabilities and partners’ capital	$7,404.9	$30,317.6	$(209.6)	$37,512.9

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The Carlyle Group L.P.

Non-GAAP Financial Information and Other Key Terms

Non-GAAP Financial Information

Carlyle discloses in this press release the following financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States of America:

—

Economic net income or “ENI,” represents segment net income which excludes the impact of income taxes, acquisition-related items including amortization of acquired intangibles and contingent consideration taking the form of earn-outs, charges associated with equity-based compensation issued in Carlyle’s initial public offering or in acquisitions or strategic investments, corporate actions and infrequently occurring or unusual events. Carlyle believes the exclusion of these items provides investors with a meaningful indication of its core operating performance. For segment reporting purposes, revenues and expenses, and accordingly segment net income, are presented on a basis that deconsolidates certain Carlyle funds, related co-investment entities and CLOs (referred to collectively as the “Consolidated Funds”) that Carlyle consolidates in its consolidated financial statements pursuant to U.S. GAAP. For periods prior to its Initial Public Offering, ENI also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Total Segment ENI equals the aggregate of ENI for all segments. ENI and its components are evaluated regularly by management in making resource deployment decisions and in assessing performance of Carlyle’s four segments and for compensation. Carlyle believes that reporting ENI is helpful to understanding its business and that investors should review the same supplemental financial measure that management uses to analyze its segment performance.

—

Fee-Related Earnings is a component of ENI and is used to measure Carlyle’s operating profitability excluding equity-based compensation, performance fees, investment income from investments in Carlyle’s funds and performance fee related compensation. Accordingly, Fee-Related Earnings reflect the ability of the business to cover direct base compensation and operating expenses from fee revenues other than performance fees. For periods prior to its Initial Public Offering, Fee-Related Earnings also reflects pro forma compensation expense for compensation to senior Carlyle professionals, which Carlyle has accounted for as distributions from equity rather than as employee compensation for periods prior to its Initial Public Offering. Fee-Related Earnings are reported as part of Carlyle’s segment results. Carlyle uses Fee-Related Earnings from operations to measure its profitability from fund management fees.

—

Distributable Earnings is a component of ENI representing total ENI less net performance fees and investment income plus realized net performance fees and realized investment income and excluding equity-based compensation. Distributable Earnings is intended to show the amount of net realized earnings without the effects of consolidation of the Consolidated Funds. Distributable Earnings is derived from Carlyle’s segment reported results and is an additional measure to assess performance and amounts potentially available for distribution from Carlyle Holdings to its equity holders.

Page  |  33

—

Adjusted EBITDA is a component of ENI and is used to measure Carlyle’s ability to cover recurring operating expenses from cash earnings. Adjusted EBITDA is computed as ENI excluding unrealized performance fees, unrealized performance fee compensation, unrealized investment income, depreciation and amortization expense, interest expense and equity-based compensation.

Income before provision for income taxes is the GAAP financial measure most comparable to ENI, Fee-Related Earnings, Distributable Earnings, and Adjusted EBITDA. Reconciliations of these non-GAAP financial measures to income before provision for income taxes are included within this press release. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with U.S. GAAP.

Other Key Terms

“Assets under management” or “AUM” refers to the assets managed by Carlyle. AUM equals the sum of the following:

(a) the fair value of the capital invested in Carlyle carry funds, co-investment vehicles, NGP management fee funds, NGP carry funds and fund of funds vehicles plus the capital that Carlyle is entitled to call from investors in those funds and vehicles (including Carlyle commitments to those funds and vehicles and those of senior Carlyle professionals and employees) pursuant to the terms of their capital commitments to those funds and vehicles;

(b) the amount of aggregate collateral balance and principal cash at par or aggregate principal amount of the notes of our CLOs and other structured products (inclusive of all positions);

(c) the net asset value (pre-redemptions and subscriptions) of Carlyle’s long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, and other hedge funds; and

(d) the gross assets (including assets acquired with leverage) of our Business Development Companies.

AUM includes certain energy and renewable resources funds that Carlyle jointly advises with Riverstone Holdings L.L.C. (“Riverstone”) and certain NGP management fee funds and NGP carry funds advised by NGP Energy Capital Management. In addition, our Solutions segment includes certain assets under consultative relationships. Total AUM includes only those assets that earn a material fee. Carlyle’s calculation of AUM (but not Fee-Earning AUM) includes uncalled commitments to, and the fair value of invested capital in, investment funds from Carlyle and its personnel, regardless of whether such commitments or invested capital are subject to management or performance fees.

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“Available capital,” commonly known as “dry powder,” for Carlyle’s carry funds, NGP management fee funds and NGP carry funds refers to the amount of capital commitments available to be called for investments. Amounts previously called may be added back to available capital following certain distributions.

“Carlyle funds,” “our funds” and “our investment funds” refer to the investment funds and vehicles advised by Carlyle.

“Carry funds” refers to those investment funds that Carlyle advises, including the buyout funds, growth capital funds, real estate funds, infrastructure funds, certain energy funds and distressed debt and mezzanine funds (but excluding Carlyle’s structured credit funds, hedge funds and fund of funds vehicles as well as the NGP management fee funds and NGP carry funds), where Carlyle receives a special residual allocation of income, which is referred to as a “carried interest,” in the event that specified investment returns are achieved by the fund.

“Catch-up management fees” refers to those amounts for management fees charged to fund investors in subsequent closings of a fund that apply to the time period between the fee initiation date and the subsequent closing date.

“Expired available capital” occurs when a fund has passed the investment and follow-on periods and can no longer invest capital into new or existing deals. Any remaining available capital, typically a result of either recycled distributions or specific reserves established for the follow-on period that are not drawn, can only be called for fees and expenses and is therefore removed from the total AUM calculation.

“Fee-Earning assets under management” or “Fee-Earning AUM” refers to the assets managed by Carlyle from which Carlyle derives recurring fund management fees. Fee-Earning AUM generally equals the sum of:

(a) for carry funds and certain co-investment vehicles where the investment period has not expired and Metropolitan fund of funds vehicles where the weighted-average investment period of the underlying funds has not expired, the amount of limited partner capital commitments, for AlpInvest fund of funds vehicles, the amount of external investor capital commitments during the commitment period, and for NGP management fee funds, the amount of investor capital commitments before the first investment realization;

(b) for substantially all carry funds and certain co-investment vehicles where the investment period has expired and Metropolitan fund of funds vehicles where the weighted-average investment period of the underlying funds has expired, the remaining amount of limited partner invested capital and for NGP management fee funds where the first investment has been realized, the amount of partner commitments less realized and written-off investments;

Page  |  35

(c) the amount of aggregate Fee-Earning collateral balance at par of our collateralized loan obligations (“CLOs”), as defined in the fund indentures (typically exclusive of equities and defaulted positions) as of the quarterly cut-off date for each CLO, and aggregate principal amount of the notes of our other structured products;

(d) the gross assets (including assets acquired with leverage) of our Business Development Companies;

(e) the external investor portion of the net asset value (pre-redemptions and subscriptions) of our long/short credit, emerging markets, multi-product macroeconomic, fund of hedge funds vehicles, and other hedge funds; and

(f) for AlpInvest fund of funds vehicles where the commitment fee period has expired and certain carry funds where the investment period has expired, the lower of cost or fair value of invested capital.

Fee-Earning AUM includes certain energy and renewable resources carry funds that Carlyle jointly advises with Riverstone and certain NGP management fee funds and NGP carry funds advised by NGP Energy Capital Management. In addition, our Solutions segment includes certain assets under consultative relationships. Fee-Earning AUM includes only those assets which earn a material fee.

For Carlyle’s carry funds, co-investment vehicles, NGP management fee funds, NGP carry funds and fund of funds vehicles, total AUM includes the fair value of the capital invested, whereas Fee-Earning AUM includes the amount of capital commitments or the remaining amount of invested capital at cost, depending on whether the investment period for the fund has expired. As such, Fee-Earning AUM may be greater than total AUM when the aggregate fair value of the remaining investments is less than the cost of those investments.

“Fund of funds vehicles” refers to those funds, accounts and vehicles advised by AlpInvest Partners B.V., Metropolitan Real Estate Equity Management, LLC, and Diversified Global Asset Management Corporation.

“NGP carry funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we are entitled to receive a carried interest.

“NGP management fee funds” refer to those funds advised by NGP Energy Capital Management (together with its affiliates and subsidiaries) from which we only receive management fees.

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“Net performance fees” refers to the performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as performance fee related compensation expense.

“Performance fees” consist principally of carried interest from carry funds and certain fund of funds vehicles and incentive fees or allocations from certain of our Global Market Strategies funds. Carlyle is generally entitled to a 20% allocation (or 1.8% to 10% in the case of most of the fund of funds vehicles) of the net realized income or gain as a carried interest after returning the invested capital, the allocation of preferred returns of generally 8% to 9% and the return of certain fund costs (subject to catch-up provisions as set forth in the fund limited partnership agreement). Carried interest revenue, which is a component of performance fees in Carlyle’s consolidated financial statements, is recognized by Carlyle upon appreciation of the valuation of the applicable funds’ investments above certain return hurdles as set forth in each respective partnership agreement and is based on the amount that would be due to Carlyle pursuant to the fund partnership agreement at each period end as if the funds were liquidated at such date.

“Realized net performance fees” refers to the realized performance fees from Carlyle funds and fund of funds vehicles net of the portion allocated to Carlyle investment professionals which is reflected as realized performance fee related compensation expense.

“VIE” refers to a variable interest entity, as that term is defined in Accounting Standards Codification Topic 810, Consolidation.

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